Department of Assessments and Taxation Charter Division	Martin O’Malley Governor C. John Sullivan, Jr. Director Paul B. Anderson Administrator

                    Date:   07/22/2010

HERBERT KANG
12TH FLOOR
230 PARK AVE
NEW YORK NY 10169-0005

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	TORCHLIGHT VALUE FUND, INC.
DEPARTMENT ID	:	D04029914
TYPE OF REQUEST	:	ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	:	07-22-2010
TIME FILED	:	01:12 PM
RECORDING FEE	:	$100.00
EXPEDITED PEE	:	$50.00
FILING NUMBER	:	1000362000114696
CUSTOMER ID	:	0002458645
WORK ORDER NUMBER	:	0003675225

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (088) 246-5941

301 West Preston Steet-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Tollfree in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice-Fax (410)333-7097
Website: www.dat.state.md.us

0006502346
CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	07-22-2010
PRINCIPAL OFFICE:	7 ST. PAUL STREET, SUITE 1660
BALTIMORE MD 21202
RESIDENT AGENT:	CSC-LAWYERS INCORPORATING SERVICE COMPANY
7 ST. PAUL STREET, SUITE 1660
BALTIMORE MD 21202

COMMENTS:
THIS AMENDMENT RECORD INDICATES THE NAME CHANGE
FROM:	CLARION VALUE FUND, INC.
TO:	TORCHLIGHT VALUE FUND, INC.

CLARION VALUE FUND, INC.

ARTICLES OF AMENDMENT

     CLARION VALUE FUND, NC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Micle SECOND of the charter of the Corporation (the "Charter") is hereby amended to change the name of the Corporation to "Torchlight Value Fund, Inc." This change supersedes any previous charter amendments regarding the name of the Corporation.

     SECOND: The foregoing amendment to the Charter was approved by a majority of the entire board of directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(l) of the Maryland General Corporation Law without action by the stockholders.

     THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Chief Compliance Officer this 21st day of July, 2010.

ATTEST:	CLARION VALUE FUND, INC.

By:
Name: Gerard Cammarata	Name: Dan Heflin
Title: Chief Compliance Officer	Title: CEO & President